PRICING SUPPLEMENT NO. 76                                         Rule 424(b)(3)
DATED: April 30, 1999                                         File No. 333-61437
(To Prospectus dated August 26, 1998 and
Prospectus Supplement dated August 26, 1998)

                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount:  $60,000,000  Floating Rate Notes [x]  Book Entry Notes [x]
Original Issue Date:            Fixed Rate Notes [_]     Certificated Notes [_]

May 5, 1999

Maturity Date:                  CUSIP#: 073928 HZ 9

May 7, 2002
Option to Extend Maturity:      No  [x]
                                Yes [_]   Final Maturity Date:


                                         Optional            Optional
                      Redemption         Repayment           Repayment
Redeemable On         Price(s)           Date(s)             Price(s)

N/A                   N/A                N/A                 N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]          Commercial Paper Rate          Minimum Interest Rate: N/A

[_]          Federal Funds Rate             Interest Reset Date(s): *

[_]          Treasury Rate                  Interest Reset Period: Three Months

[_]          LIBOR Reuters                  Interest Payment Date(s): **

[x]          LIBOR Telerate

[_]          Prime Rate                     Interest Payment Period: Quarterly

[_]          CMT Rate

 Initial Interest Rate:  5.23875%
 Index Maturity:  Three Months
 Spread (plus or minus): +0.25%

------------------------------------------------

*    8/5/99, 11/5/99, 2/5/00, 5/5/00, 8/7/00, 11/6/00, 2/5/01, 5/7/011, 8/6/01,
     11/5/01 and 2/5/02.

**   8/5/99, 11/5/99, 2/5/00, 5/5/00, 8/7/00, 11/6/00, 2/5/01, 5/7/011, 8/6/01,
     11/5/01, 2/5/02 and 5/7/02.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.